EXHIBIT 23.0
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                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of Nexen Inc.:

         o        Registration Statement No.'s 033-26582, 033-34467, 033-43426,
                  033-66538, 033-81334, 333-05494, 333-07344, 333-09286 and
                  333-13574 on Form S-8;

         o Registration Statement No.'s 333-09288, 333-10646 and 333-84786 on Form F-3; and

         o        Registration Statement No.'s 333-08142, 333-09542, 333-09856,
                  333-88254 and 333-109747 on Form F-9

of our report dated February 9, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to (i) the application of procedures relating to certain reclassifications of financial statement amounts for discontinued operations, and (ii) the adoption of a new accounting principle, both related to the 2001 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications), appearing in this Annual Report on Form
10-K of Nexen Inc. for the year ended December 31, 2003.

(signed) "Deloitte & Touche LLP"

Chartered Accountants
Calgary, Alberta, Canada

February 20, 2004